UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2006

ICON INCOME FUND TEN, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50654	35-2193184
(State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

                100 Fifth Avenue, 4th Floor, New York, New York 10011

(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code               (212) 418-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2006, the manager of ICON Income Fund Ten, LLC. (the “Company”) distributed a portfolio overview for the third quarter 2005 to the members of the Company. A copy of the portfolio overview is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Third Quarter 2005 Portfolio Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND TEN, LLC
By: ICON Capital Corp., its Manager

Dated: March 2, 2006	By: /s/ Thomas W. Martin
Thomas W. Martin
Chief Operating Officer

Exhibit 99.1

ICON Income Fund Ten, LLC

-3rd Quarter 2005 Portfolio Overview-

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. During the third quarter 2005, Fund Ten remained in its “Operating Period” during which time no further members were admitted. As of September 30, 2005, Fund Ten had 149,238.94 member shares outstanding.

The acquired equipment subject to lease is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis. Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to investors and over time is expected to lead to acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to investors.

Fund Ten’s Operating Period is anticipated to continue until April 2010 – a period of five years from the closing of the offering – unless extended. Following its Operating Period, Fund Ten will enter its “Liquidation Period” during which time equipment is sold in the ordinary course of business.

News covering the reporting period

• FedEx Express, a subsidiary of FedEx Corp. (“FedEx”), announced new service expansions in India that will connect India to more of the world. FedEx has expanded its market leadership position by increasing flight frequencies in and out of India and improving connectivity between key export centers and regional hubs, resulting in improved service. Additional capacity to move shipments of greater weight and size to key global markets within 24 to 48 hours has enabled exporters to clear customs earlier allowing more time for production--a key benefit to manufacturing customers. (Source: FedEx press release, dated October 20, 2005)

Neither Fund Ten nor the Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period”.

Investments and commitments during the reporting period

Although Fund Ten did not acquire or enter into any commitments to acquire equipment during the three month reporting period, Fund Ten began receiving rental payments from both its new information technology equipment and bedside entertainment and communication terminals.

Portfolio Overview

Fund Ten has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Ten’s portfolio consists of the following investments:

Income Leases

• Hospital bedside entertainment and communication terminals on lease to Premier Telecom Contracts Limited (“Premier”). In June, Fund Ten executed an agreement to purchase 5,000 bedside entertainment units for approximately $13,000,000 in cash. As of September 30, 2005, Fund Ten had funded approximately $4.7 million of the purchase price. The lease term will not commence until all units have been fully installed, which the Manager anticipates will be completed by December 2005. During the interim, Fund Ten is collecting rent on the units that have been installed to date.

• 101 digital photo development labs on lease to Rite Aid through December 2008. Fund Ten paid approximately $9,203,000 in cash for the equipment and rental payments of $241,251 are due monthly.

• A 74% interest in a portfolio of desktop computers, laptops and servers subject to lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc. The equipment is subject to lease until March 31, 2007. Fund Ten purchased its interest for $4,330,626 in cash.

• A 75% interest in a portfolio of equipment subject to leases with various United Kingdom lessees. The portfolio is mostly comprised of information technology equipment, including laptops, desktops and printers. Acquired in February, the base term of all of the leases expire within five years. The interest was purchased for approximately $2,815,000 in cash.

• Two global branch office solutions telephone systems leased to CompUSA. The equipment is subject to two separate leases, one with a 48-month term and the other with a 58-month term. These systems connect CompUSA branch offices with the head office to provide a centrally managed communications network. The cash purchase price for the systems was approximately $4,150,000.

• Refrigeration equipment on lease to P.W. Supermarkets, Inc. (“PW Supermarkets”). Fund Ten paid approximately $1,310,000 in cash for the equipment, which is subject to a three year lease. Prior to lease expiration, PW Supermarkets has the option to renew for an additional year.

• Four double box girder cranes leased to WPS, Inc. Fund Ten paid $894,048 in cash for this equipment, which is on lease through March 2009.

Growth Leases

• Three 3,300 TEU (twenty-foot equivalent unit) container vessels on bareboat charter lease to ZIM Israel Navigation Co. Ltd. (“ZIM”). Two of the three vessels (ZIM Korea and ZIM Italia) were constructed in 1991, while the remaining vessel (ZIM Canada), actual photo inset at right, was built in 1990. The bareboat charters for ZIM Canada and ZIM Korea run through June 2009, while ZIM Italia’s charter expires in December 2009. Fund Ten acquired the vessels for $115,050,000, comprised of $36,600,000 in cash and three non-recourse mortgages totaling $78,450,000.

• A 10% interest in a 1979 DC-10-30F (N318FE) aircraft on lease to FedEx Corporation (“FedEx”) with an expiration date of March 2007. Fund Ten paid $159,000 in cash for its interest in the aircraft.

Off-lease Equipment

Boeing 767 aircraft rotables and accessories previously leased to Flugfelagid Atlanta hf, doing business as Air Atlanta Icelandic (“AAI”). Fund Ten purchased the equipment in September 2003 for $3,600,000 in cash. The lease expired in November 2004 and the rotables not on lease are actively being remarketed.

10% Status Report

As of the end of the reporting period, the ZIM Canada, ZIM Korea and ZIM Italia were the only three assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s asset portfolio. Each vessel will remain on bareboat charter during the next fiscal year with 44, 44 and 51 monthly payments remaining, respectively. At the time Fund Ten acquired these vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, in efficient operating condition and good state of repair as required under each charter.

Distribution Analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum. Cash for distributions was generated substantially through cash from operations. During the first nine months of 2005, Fund Ten paid $8,790,463 in distributions to its members. From the inception of the offering period, Fund Ten has made twenty-seven distributions representing, in the aggregate, a return of approximately 18% of each investor’s initial investment. As of September 30, 2005, a $10,000 investment made at the initial closing, would have received $1,867 in cumulative distributions.

Fund Summary
Offering Period	6/2/2003- 4/5/2005
Size of offering	$150,000,000
Original No. of Investors	4,393
Estimated start of Fund liquidation	4/5/2010

Outlook and Overview

With the exception of the AAI rotables, no other leases have reached maturity. The GEICO and FedEx leases are the next leases scheduled to expire, which leases expire in March 2007.

As of this report, Fund Ten had $41,949,836 in cash on hand. The Manager anticipates that it will make several acquisitions in the near future. Substantially all of Fund Ten’s cash flows are derived from income leases. On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited) September 30, 2005	December 31, 2004
Cash and cash equivalents	$ 41,949,836	$ 25,006,190
Investments in operating leases:
Equipment, at cost	133,230,632	93,644,312
Accumulated depreciation	(20,502,260)	(7,097,993)
Net investments in operating leases	112,728,372	86,546,319
Escrow deposits	10,403,668	19,001,619
Equipment held for sale or lease, net	2,537,541	477,715
Prepaid service fees, net	5,267,055	5,444,167
Investment in unguaranteed residual values	2,821,509	-
Interest rate swap contracts	803,963	-
Due from affiliates	-	574,725
Investments in joint ventures	424,041	382,479
Other assets, net	218,632	85,139

Total assets	$ 177,154,617	$ 137,518,353

LIABILITIES AND MEMBERS' EQUITY

Notes payable - non-recourse	$ 64,029,268	$ 47,795,602
Security deposits and other liabilities	781,508	360,802
Deferred rental income	1,170,316	1,248,166
Due to Manager and affiliates	30,201	129,831
Interest rate swap contracts	-	303,619
Minority interest	869,547	1,075,900
Total liabilities	66,880,840	50,913,920

Commitments and Contingencies
Members' equity:
Manager (one share outstanding, $1,000 per share original issue price)	(207,795)	(82,090)
Additional Members (149,238.94 and 108,861.33 shares outstanding, $1,000 per share original issue price)	110,291,809	86,990,142
Accumulated other comprehensive income (loss)	189,763	(303,619)
Total members' equity	110,273,777	86,604,433

Total liabilities and members' equity	$ 177,154,617	$ 137,518,353

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Revenue:
Rental income	$6,250,614	$3,736,412	$18,072,931	$6,520,570
Income from investment in joint venture	10,602	3,275	41,562	3,275
Net gain on sales of equipment	3,682	-	3,682	18,893
Interest and other income	177,929	-	292,296	-

Total revenue	6,442,827	3,739,687	18,410,471	6,542,738

Expenses:
Depreciation expense	4,830,788	3,029,065	14,224,441	5,383,047
Amortization of prepaid service fees	974,963	458,584	2,843,234	968,844
Interest	882,206	688,135	2,767,166	886,008
Management fees – Manager	440,747	192,407	1,203,831	460,101
Administrative expense reimbursements – Manager	175,092	319,220	726,559	850,571
General and administrative	34,065	50,977	299,752	98,124
Minority interest	11,095	11,094	33,283	28,186

Total expenses	7,348,956	4,749,482	22,098,266	8,674,881

Net loss	$(906,129)	$(1,009,795)	$(3,687,795)	$(2,132,143)

Net loss allocable to:
Additional Members	$(897,068)	$999,697)	$(3,650,917)	$(2,110,822)
Manager	(9,061)	(10,098)	(36,878)	(21,321)
	$(906,129)	$(1,009,795)	$(3,687,795)	$(2,132,143)

Weighted average number of additional members shares outstanding	149,358	70,350	141,414	49,674

Net loss per weighted average additional members share	$(6.01)	$(14.21)	$(25.82)	$(42.49)

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Condensed Consolidated Statement of Changes in Members' Equity

Nine Months Ended September 30, 2005

(Unaudited)

	Additional Member Shares	Additional Members	Managing Member	Accumulated Other Comprehensive Income(Loss)	Total Members’ Equity
Balance, January 1, 2005	$108,861.33	$86,990,142	$(82,090)	$(303,619)	$86,604,433

Proceeds from issuance of additional members shares	41,017.26	41,017,258	-	-	41,017,258

Sales and offering expenses	-	(4,716,984)	-	-	(4,716,984)

Additional member shares redeemed	(639.65)	(557,227)	-	-	(557,227)

Cash distributions to members	-	(8,790,463)	(88,827)	-	(8,879,290)

Unrealized increase in interest rate swap contracts	-	-	-	1,107,582	1,107,582
Foreign currency translation adjustment	-	-	-	(614,200)	(614,200)

Net loss	-	(3,650,917)	(36,878)	-	(3,687,795)

Balance, September 30, 2005	$149,238.94	$110,291,809	$(207,795)	$189,763	$110,273,777

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30,

(Unaudited)

	2005	2004
Cash flows from operating activities
Net loss	$ (3,687,795)	$(2,132,143)
Adjustments to reconcile net loss to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(12,964,533)	(4,700,646)
Interest expense on non-recourse financing paid directly to lenders by lessees	2,771,666	886,008
Amortization of prepaid service fees	2,843,234	968,844
Depreciation	14,224,441	5,383,047
Amortization of loan fees	1,094	-
Income from investment in joint venture	(41,562)	(3,275)
Net gain on sales of equipment	(3,682)	(18,893)
Minority interest	33,283	28,186
Changes in operating assets and liabilities:
Other assets	(108,337)	(132,482)
Security deposits and other liabilities	467,000	150,231
Deferred rental income	(289,317)	478,262
Due to Manager and affiliates, net	(57,804)	99,470

Net cash provided by operating activities	3,187,688	1,006,609

Cash flows from investing activities:
Investments in operating leases, net of security deposits assumed	(6,855,520)	(29,857,650)
Investment in unguaranteed residual values	(2,843,411)	-
Due from affiliates	574,725	-
Escrow deposits made	(421,143)	-
Prepaid service fees paid	(2,666,122)	(3,879,087)
Proceeds from sales of equipment	25,584	61,000
Sale of interest in joint venture	-	2,130,604

Net cash used in investing activities	(12,185,887)	(31,545,133)

Cash flows from financing activities:
Issuance of additional members shares, net of sales and offering expenses paid	36,300,274	52,166,195
Due to Manager and affiliates, net	(41,826)	-
Cash distributions to members	(8,879,290)	(2,818,482)
Additional member shares redeemed	(557,227)	(33,896)
Financing fees paid	(26,250)	-
Minority interest contribution in joint venture	-	2,348,602
Distributions to minority interest holders in joint ventures	(239,636)	-
Additional Member refunds payable	-	(158,000)

(Continued)

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30,

(Unaudited)

	2005	2004
Net cash provided by financing activities	26,556,045	51,504,419

Effects of exchange rates on cash and cash equivalents	(614,200)	-

Net increase in cash and cash equivalents	16,943,646	20,965,895

Cash and cash equivalents, beginning of the period	25,006,190	15,908,041

Cash and cash equivalents, end of the period	$41,949,836	$36,873,936

	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ -	$ -
Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased through non-recourse debt	$ 26,150,000	$70,057,027
Principal and interest paid on non-recourse notes payable directly to lenders by lessees	$ 12,964,533	$ 2,692,078

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com

or

• Visiting www.sec.gov

or

• Writing us at: PO Box 192706

San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep the LLC’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties

Fund Ten has entered into certain agreements with the Manager and ICON Securities Corp., a subsidiary of the Manager, whereby Fund Ten pays certain fees and reimbursements to those parties. ICON Securities Corp., an affiliate of the Manager, receives or is entitled to receive, a 2% underwriting fee from the gross proceeds from sales of shares to members.

In accordance with the terms of these agreements, Fund Ten pays the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Ten or through joint ventures, (ii) prepaid service fees of 6.5% based upon the gross proceeds from the sale of shares to additional members, and (iii) organization and offering expenses from the gross proceeds of such sales, as defined in Fund Ten’s limited liability company agreement. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.

The total compensation that the Manager and ICON Securities Corp. may earn, not including management fees and administrative expense reimbursements, is limited to 12% of gross offering proceeds up to the first $37,500,000 raised, 11% of gross offering proceeds from $37,500,001 to $75,000,000 and 10% of gross offering proceeds from $75,000,001 to $150,000,000.

Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates were as follows:

	Three Months Ended September 30,
	2005	2004
Prepaid service fees (1)	$ -	$ 1,779,268
Organization and offering expenses (2)	-	599,705
Underwriting commissions (2)	-	547,467
Management fees (3)	440,747	192,407
Administrative expense reimbursements (3)	175,092	319,220
	$ 615,839	$ 3,438,067

(1) Capitalized and amortized to operations over the estimated service period in accordance with Fund Ten’s accounting policies.

(2) Charged directly to members’ equity

(3)Charged directly to operations.

Conclusion

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

/s/ Beaufort J.B. Clarke	/s/ Paul B. Weiss
Beaufort J.B. Clarke	Paul B. Weiss
Chairman and CEO	President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.